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                                                                    EXHIBIT 12-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                     COMPUTATION OF RATIO OF DEBT TO EQUITY


                                                                           FISCAL YEAR ENDED JANUARY 31
                                                              ---------------------------------------------------------
                                                                1997        1996         1995        1994       1993
                                                              --------    --------     --------    --------    --------
                                                                                (Amounts in thousands)
Debt:
Current portion of long-term debt . . . . . . . . . . . .     $    735    $  8,575     $  8,168    $ 13,207    $ 28,467
Current portion of capital lease obligations  . . . . . .        4,766       3,745        3,581       3,354       3,158
                                                              --------    --------     --------    --------    --------
                                                                 5,501      12,320       11,749      16,561      31,625
                                                              --------    --------     --------    --------    --------

Long-term debt  . . . . . . . . . . . . . . . . . . . . .       33,770      30,321       27,178      17,414      31,742
Capital lease obligations . . . . . . . . . . . . . . . .       48,141      40,233       42,691      45,886      48,512
                                                              --------    --------     --------    --------    --------
                                                                81,911      70,554       69,869      63,300      80,254
                                                              --------    --------     --------    --------    --------

                                                              $ 87,412    $ 82,874     $ 81,618    $ 79,861    $111,879
                                                              ========    ========     ========    ========    ========

Stockholders' equity:
Common stock  . . . . . . . . . . . . . . . . . . . . . .     $    332    $    288     $    283    $    280    $    272
Additional paid-in capital  . . . . . . . . . . . . . . .      126,279      38,617       35,024      33,648      28,521
Retained earnings . . . . . . . . . . . . . . . . . . . .       88,193      67,393       57,725      58,148      55,939
Treasury stock  . . . . . . . . . . . . . . . . . . . . .           --      (5,109)      (4,558)         --          --
                                                              --------    --------     --------    --------    --------

                                                              $214,804    $101,189     $ 88,474    $ 92,076    $ 84,732
                                                              ========    ========     ========    ========    ========

Ratio of debt to equity . . . . . . . . . . . . . . . . .         0.4x        0.8x         0.9x        0.9x        1.3x
                                                              ========    ========     ========    ========    ========